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Messages posted on Yahoo.



Re: Fair enough,
by: AaCBrown (44/M/New York City, New
York)
06/04/01
09:34 am
EDT
Msg: 4126
of 4173

Why are our statements "very ugly and unfair to JHS" (Zeomanus' message 4090) while Zeomanus
(message 4122) says of himself "Unlike many other large shareholders, when I speak with John, I lay it out loud and clear; no mealy mouthed nicey, nicey crap." It seems like eRaider and Zeomanus agree that straight talk is best, there are just two different names for it depending on who is talking.

I know everyone including me is mad at Anthony
Ford for the Zeomanus Deception (soon to be a Robert Ludlum thriller). But no one should forget that Mr. Ford has been the staunchest critic of Goldfield management for many years, and he organized the only significant shareholder "no" vote to date. He has a huge investment in this company, and has worked hard to protect it.

Despite his denials, I suspect there is some sort of formal or informal deal, and Mr. Ford believes it is better than what eRaider is likely to accomplish by running a dissident slate of directors. I don't believe it is some sort of private deal that cuts out everyone else. So he's entitled to his opinion.

I know Mr. Ford has been very abusive to other posters and sometimes hard to understand. But I strongly believe shareholders have to stick together.
We don't have to like or agree with each other, but if we fight amongst ourselves we're powerless. In a war, you don't ask if the guy in the foxhole with you is a Democrat or a Republican. You fight together to earn the right to go home and argue about politics later. If you fight about politics in the foxhole, there won't be free elections to go home to.

As far as I'm concerned, anyone who put up their own money for shares and cares only about improving the return to shareholders is on my side;
even if we're working at cross-purposes at the moment. Plus, I'm enough of a pragmatist not to write off anyone with 2,065,000 million shares. Love him or hate him, those shares give him a significant voice in how Goldfield is run. You don't have to live with him, just share profits with him. So let's forget the past, pull together, and make those profits big.

eRaider is soliciting proxies for Goldfield's annual meeting on June 19. Click on [Yahoo! censored link] to get summarized information on the participants to the proxy solicitation. Also, eRaider strongly advises all shareholders to read the proxy statement when it is available on the eRaider.com website. If you want a free copy of the proxy statement and/or the information on the participants, please email [Yahoo!
censored email address] or write us at:

Privateer Asset Management
POB 20170
Park West Station
NY, NY 10025

 Posted as a reply to: Msg 4124 by goldbugger_y2k
 View Replies to this Message

Cumulative Voting
by: dpastor_2000
06/04/01
03:13 pm
EDT
Msg: 4156
of 4173

There's been discussion of cumulative voting. Some people think it makes it easier to take over a company. Not true. Cumulative voting makes it easier to elect a few directors because you don't need over 50% of the vote to elect any one director.
However, if you want to elect the majority of directors, in order to have control over the board, you still must have the majority of votes.
Cumulative voting allows minority shareholders to have their views heard and makes it easier to get a minority of directors elected. But, there is no way that I know of around the need for a majority of shareholder votes to get the majority of the Board votes.

eRaider is soliciting proxies for Goldfield's annual meeting on June 19. Click on [Yahoo! censored link] to get summarized information on the participants to the proxy solicitation. Also, eRaider strongly advises all shareholders to read the proxy statement when it is available on the eRaider.com website. If you want a free copy of the proxy statement and/or the information on the participants, please email
[Yahoo! censored email address] or write us at:

Privateer Asset Management
POB 20170
Park West Station
NY, NY 10025


Zeolite Potential
by: AaCBrown (44/M/New York
City, New York)
06/04/0
1 10:12
pm EDT
Msg:
4166 of
4173

We have some real zeolite experts on
this board but I can give you a quick
synopsis.

I first analyzed GV as Southeast Power. I thought that company, with a little more aggressive growth, was worth far more than the stock price. Zeolites and the other mining interests were a nice bonus.
Some posters, including HC, consider
the zeolites far more valuable. I don't
disagree, I just don't know enough about it.

But you have to be careful. There are
expensive synthetic zeolites used for
high-value applications. When you hear
people talk about cutting the price of oil in half through improvements in zeolite efficiency, it's the synthetics they're talking about.

St. Cloud Mining, of course, has natural zeolites. They're the largest producer in North America. These are not as uniform as synthetics, thus not suitable for high-value applications. But there are lots of bulk applications: kitty litter, animal feed additive, fertilizer additive, bulk filtration, toxic chemical clean-up and mine reclamation among others. St.
Cloud has the highest-quality natural
zeolites and a very efficient mining
operation.

One important consideration is freight
costs. Shipping is an appreciable fraction of the value of natural zeolites. If a high-volume use could be found, investment could be made to lower the shipping costs and it could be very profitable. But the same application with lower volume might not make economic sense.

Also, natural zeolites do not have a
significant fraction of the market in any single application. Therefore people do not think of them naturally. They have to be sold. Again, the key is volume. If the market were big enough, it would pay to undertake the marketing expense necessary to win it. A smaller market might not pay.

So zeolites could be a huge success, or
they might never amount to more than a
moderate profit side business with no
growth potential.

eRaider is soliciting proxies for
Goldfield's annual meeting on June 19.
You can to get summarized information
on the participants to the proxy
solicitation at the address below,
http://www.eRaider.com or by email to
info@eRaider.com. Also, eRaider
strongly advises all shareholders to read the proxy statement when it is available on the eRaider.com website. If you want a free copy of the proxy statement and/or the information on the participants, please email [Yahoo! censored email address] or write us at:

Privateer Asset Management
POB 20170
Park West Station
NY, NY 10025